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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Registration Statement on Form N-4 for Variable Annuity Account Five of Anchor National Life Insurance Company (the "Company") of our report dated January 31, 2000, relating to the consolidated financial statements of the Company, and of our report dated June 19, 2000, relating to the financial statements of Variable Annuity Account Five (Portion Relating to the SEASONS Variable Annuity), which appear in such Statement of Additional Information. We consent to the incorporation by reference of our report dated January 31, 2000, relating to the consolidated financial statements of the Company into the Variable Annuity Account Five (Portion Relating to the SEASONS SELECT II Variable Annuity) Prospectus which constitutes part of this Registration Statement. We consent to the incorporation by reference of our report dated January 31, 2000, relating to the consolidated financial statements of the Company and of our report dated June 19, 2000, relating to the financial statements of Variable Annuity Account Five (Portion Relating to the SEASONS Variable Annuity) into the Variable Annuity Account Five (Portion Relating to the SEASONS Variable Annuity) Prospectus which also constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such prospectuses and to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.




PricewaterhouseCoopers LLP
Los Angeles, California
August 2, 2000